Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Silver Bull Resources, Inc. (the “Company”) of our report dated January 26, 2015 relating to the audit of the consolidated financial statements for the years ended October 31, 2014 and 2013, which appears in the Company’s Form 10-K for the year ended October 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
April 10, 2015